                                                                    Exhibit 99.1

                                                           For Immediate Release

                 SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2007

      MT. LAUREL, NEW JERSEY, AUGUST 13, 2007 . . . SL INDUSTRIES,  INC. (AMEX &
PHLX:  SLI) announced today that net sales for the second quarter ended June 30,
2007 were $52,730,000, compared to $43,114,000 for the second quarter last year, an  increase  of  $9,616,000,  or 22%.  Income from  continuing  operations  was
$3,236,000,  or $0.56 per diluted  share,  compared  to income  from  continuing operations of  $2,107,000,  or $0.36 per diluted  share,  for the same period in
2006.   Second  quarter  results  include  the  financial   performance  of  MTE
Corporation  ("MTE"),  which was acquired on October 31, 2006.  Net sales of MTE for the second quarter were $5,060,000, with income from operations of $682,000.

      Net sales from  continuing  operations  for the six months  ended June 30,
2007 were $101,057,000,  compared to net sales of $82,399,000 for the six months ended June 30, 2006, an increase of $18,658,000,  or 23%. Income from continuing operations for the six months ended June 30, 2007 was  $5,275,000,  or $0.91 per diluted share, compared to income from continuing  operations of $3,340,000,  or
$0.58 per diluted share, for the same period last year. Net sales of MTE for the six  month  period  ended  June 30,  2007  were  $9,564,000,  with  income  from operations of $1,192,000.

      Loss from discontinued operations,  net of tax, was $789,000 for the first six months of 2007, compared to a loss from discontinued operations, net of tax, of $297,000 for the same period last year.  Loss from  discontinued  operations, net of tax, increased as a result of higher legal and consulting fees associated with certain environmental  matters. As a result, for the six-month period ended
June 30,  2007,  the Company  recorded  net income of  $4,486,000,  or $0.78 per diluted share, compared to net income of $3,043,000, or $0.52 per diluted share, for the same period last year.

      The Company's four business segments recorded strong results for the first six months of 2007. SL Power Electronics Corp. recorded net sales of $47,255,000 and operating income of $4,192,000,  as compared to net sales of $41,162,000 and operating  income of $3,343,000  for the same period in 2006.  The results of SL
Power  Electronics Corp.  includes six months  performance of the Ault business, which was acquired on January 26, 2006,  compared to five months  performance in
2006.  The High Power Group  recorded  net sales of  $28,822,000  and  operating income of  $3,791,000,  as compared to net sales of  $17,792,000  and  operating income of  $2,835,000  for the same  period  last  year.  The High  Power  Group includes the results of MTE. SL Montevideo  Technology,  Inc. recorded net sales of $14,065,000 and operating  income of $1,701,000,  as compared to net sales of
$12,688,000  and operating  income of $501,000 for the first six months of 2006.
RFL Electronics  Inc.  recorded net sales of $10,915,000 and operating income of
$849,000,  as  compared  to net sales of  $10,757,000  and  operating  income of
$710,000 for the same period last year.

      Engineering and product  development  expenses for the first six months of
2007 increased by $183,000,  or approximately 3%, as compared to the same period last year.  Not including  MTE,  engineering  and product  development  expenses decreased  $251,000,  or 4%. This decrease was primarily  attributable  to a 21%
decrease  at  SL-MTI,  as  that  division   incurred   unusually  large  product
development expenses last year.

      The Company reported net new orders of $51.9 million in the second quarter of 2007,  compared to net new orders of $49.2  million in the second  quarter of
2006. Backlog at June 30, 2007 was $55.9 million, as compared to $58.0 million a year earlier.

      Commenting  on the results,  James Taylor,  President and Chief  Executive
Officer  of  SL  Industries,  said,  "I  am  very  pleased  with  the  Company's performance this year. In 2006 we initiated changes  throughout the organization to more  effectively  align  resources to prevail in select market niches and to implement lean  manufacturing  principles.  These  initiatives  are now yielding results.  SL Power  Electronics  recorded a 9% increase  in  bookings  and a 15%
increase in sales,  largely as a result of several new  program  awards.  Income
from  operations   improved  25%  due  to  improved   sourcing  and  operational
efficiencies.  The sharp improvement of the High Power Group was attributable to the  performance of MTE,  which has been an excellent  addition to the Company's power  electronics  business.  The other  member of the High Power  Group,  Teal
Electronics,  recorded lower  profitability on slightly higher sales as a result of higher  raw  materials  costs,  unfavorable  product  mix and  inefficiencies incurred while transferring  production to its new facility in Tecate, Mexico. I expect margin at Teal to rebound in the second half."

      Taylor stated, "SL Montevideo  Technology  continued its third consecutive quarter  of  improvement  since we  initiated  operational  changes  a year ago.
Commercial and military aerospace  programs have driven consistent  bookings and sales growth over the period, while lean manufacturing principles have increased margin and decreased working capital. We believe further improvement at SLMTI is readily achievable."

      Taylor continued,  "RFL Electronics recorded stable bookings and sales for the first half, as we have seen no change in overall  market  activity since our last report. Margin improved due to a favorable product mix for the period. Over the first six months of 2007, demand for power protection products increased and orders for communications  products decreased,  compared to the same period last year."

      "We  continue  to believe  that large scale  investment  is  necessary  to upgrade the country's electric power transmission infrastructure.  In April, RFL received an award from the Utilities Telecommunications Council for Best Telecom
Product of 2007 with respect to its GARD 8000 product line. The GARD 8000, which was judged with the products of several leading industry  competitors,  achieved this award in recognition of its integrated  teleprotection,  powerline carrier,
Ethernet and multiplexing capabilities. We are proud of RFL's accomplishment and will  continue to invest to develop new  innovative  products to meet the future needs of the utility industry."

                                       2

      Taylor added,  "Corporate  and other  expenses,  which relate to corporate administration,  strategic  management and oversight,  capital  financing,  risk management,  corporate governance and controls,  legal and litigation activities and public  reporting  expenses were  $2,510,000  for the six month period ended
June 30, 2007, as compared to $2,356,000 for the same period in 2006.  Corporate expenses decreased to 2% of net sales for the first half of 2007, as compared to
3% of net sales for the same period last year."

      In closing,  Taylor said, "I'd like to take this  opportunity to note that the Company was named by Forbes Small  Business  one of the 100 fastest  growing small public companies in the United States, based upon its growth over the past three-year  period. The Company's success is a validation of the strategy we set in 2003.  We are proud of our  dedicated  employees  that made this  achievement possible."

      Taylor  concluded,  "On May 16, the Company held its Annual  Shareholder's
Meeting, at which time shareholders re-elected all of the directors standing for re-election  by  margins  exceeding  90%.  On  behalf  of the  entire  Board  of
Directors, we thank our shareholders for their continued support."

ABOUT SL INDUSTRIES, INC.

      SL Industries,  Inc. designs,  manufactures and markets power electronics, power motion, power protection,  teleprotection and communications equipment and systems  that is used in a variety of  medical,  aerospace,  computer,  datacom, industrial, telecom, transportation and electric power utility applications. For more information  about SL Industries,  Inc. and its products,  please visit the
Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS

      This press release contains statements that are forward-looking statements within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
These  statements are based on current  expectations,  estimates and projections about the Company's  business based, in part, on assumptions made by management.
These  statements  are not guarantees of future  performance  and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore,  actual outcomes and results may differ  materially from what is expressed or forecasted in such  forward-looking  statements due to numerous  factors,  including  those described  above and the  following:  the  effectiveness  of the cost  reduction initiatives  undertaken  by the  Company,  changes in demand  for the  Company's products,  product mix, the timing of customer orders and deliveries, the impact of  competitive  products  and  pricing,  constraints  on  supplies  of critical components, excess or shortage of production capacity,  difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition,  such  statements  could be  affected by general  industry  and market conditions and growth rates,  and general  domestic and  international  economic conditions.  Such forward-looking  statements speak only as of the date on which they are made,  and the Company does not undertake any  obligation to update any forward-looking  statement to reflect events or circumstances  after the date of this release.

Contact:
--------
David Nuzzo, Chief
Financial Officer E-mail:
David.Nuzzo@slindustries.com
Phone: 856-727-1500, ext. 5515
Facsimile: 856-727-1683

                                       3

                               SL INDUSTRIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                          June 30,     December 31,
                                                            2007          2006
                                                       -------------   ------------
                                                        (Unaudited)
                                                       ------------

ASSETS
Current assets:
  Cash and cash equivalents                               $      0      $    757
  Receivables, net                                          32,362        31,184
  Inventories, net                                          22,646        21,090
  Other current assets                                       4,853         3,766
                                                          --------      --------
   Total current assets                                     59,861        56,797
                                                          --------      --------
  Property, plant and equipment, net                        11,270        12,132
  Intangible assets, net                                    29,027        30,020
  Other assets                                               8,032         7,594
                                                          --------      --------
   Total assets                                           $108,190      $106,543
                                                          ========      ========
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
  Long term debt due within one year                      $ 15,560      $   --
  Current liabilities                                       30,410        29,286
                                                          --------      --------
   Total current liabilities                                45,970        29,286
                                                          --------      --------
  Long term debt, less portion due within one year            --          19,800
  Other liabilities                                          6,985         7,038
  Shareholders' equity                                      55,235        50,419
                                                          --------      --------
   Total liabilities and shareholders' equity             $108,190      $106,543
                                                          ========      ========

                                                         SL INDUSTRIES, INC.
                                                  CONSOLIDATED STATEMENTS OF INCOME
                                              (In thousands, except per share amounts)
                                                             (Unaudited)

                                                                           Three Months Ended                Six Months Ended
                                                                                 June 30,                         June 30,
                                                                         2007             2006            2007              2006
                                                                      ---------        ---------        ---------        ----------
Net sales ......................................................      $  52,730        $  43,114        $ 101,057        $  82,399
Cost and expenses:
     Cost of products sold .....................................         34,781           29,003           67,151           55,137
     Engineering and product development .......................          3,218            3,151            6,413            6,230
     Selling, general and administrative .......................          9,097            7,262           17,642           14,818
     Depreciation and amortization .............................            922              590            1,828            1,181
                                                                      ---------        ---------        ---------        ---------
Total cost and expenses ........................................         48,018           40,006           93,034           77,366
                                                                      ---------        ---------        ---------        ---------

Income from operations .........................................          4,712            3,108            8,023            5,033
Other income (expense):
     Amortization of deferred financing costs ..................            (22)             (22)             (44)             (44)
     Interest income ...........................................              1                1               18               29
     Interest expense ..........................................           (256)            (170)            (579)            (299)
                                                                      ---------        ---------        ---------        ---------

Income from continuing operations before income taxes ..........          4,435            2,917            7,418            4,719

Income tax provision ...........................................          1,199              810            2,143            1,379
                                                                      ---------        ---------        ---------        ---------
Income from continuing operations ..............................          3,236            2,107            5,275            3,340
(Loss) from discontinued operations (net of tax) ...............           (418)            (185)            (789)            (297)
                                                                      ---------        ---------        ---------        ---------
Net income .....................................................      $   2,818        $   1,922        $   4,486        $   3,043
                                                                      =========        =========        =========        =========

BASIC NET INCOME (LOSS) PER COMMON SHARE
     Income from continuing operations .........................      $    0.57        $    0.37        $    0.94        $    0.59
     (Loss) from discontinued operations (net of tax) ..........          (0.07)           (0.03)           (0.14)           (0.05)
                                                                      ---------        ---------        ---------        ---------
     Net income ................................................      $    0.50        $    0.34        $    0.80        $    0.54
                                                                      =========        =========        =========        =========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
     Income from continuing operations .........................      $    0.56        $    0.36        $    0.91        $    0.58
     (Loss) from discontinued operations (net of tax) ..........          (0.07)           (0.03)           (0.14)           (0.05)
                                                                      ---------        ---------        ---------        ---------
     Net income ................................................      $    0.49        $    0.33          $0.78 *        $    0.52*
                                                                      =========        =========        =========        =========

Shares used in computing basic net income (loss)
     per common share ..........................................          5,638            5,631            5,639            5,620
Shares used in computing diluted net income (loss)
     per common share ..........................................          5,801            5,824            5,786            5,807

                                                         SL INDUSTRIES, INC.
                                           CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                                           (In thousands)
                                                             (Unaudited)

                                                                            Three Months Ended                Six Months Ended
                                                                                  June 30,                         June 30,
                                                                          2007             2006            2007              2006
                                                                       ---------        ---------        ---------        ----------
Net income ..................................................          $ 2,818           $ 1,922          $ 4,486           $ 3,043
Other comprehensive income (net of tax):
  Foreign currency translation ..............................              (22)               22              (47)               28
  Unrealized gain (loss) on securities ......................              112              --                112               (67)
                                                                       ---------        ---------        ---------        ---------
Comprehensive income ........................................          $ 2,908           $ 1,944          $ 4,551           $ 3,004
                                                                       =========        =========        =========        =========

* Earnings per share does not total due to rounding